Exhibit 23.2

Kreit & Chiu CPA LLP

200 Park Ave, 16th Floor, # 1014

New York, NY 10017

(949) 326-CPAS (2727)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Maison Solutions Inc. of (i) our report dated August 13, 2024 relating to the financial statements of Maison Solutions Inc. as of and for the years ended April 30, 2024 and April 30, 2023 appearing in the Annual Report on Form 10-K of Maison Solutions Inc. for the year ended April 30, 2024 filed with the Securities and Exchange Commission on August 13, 2024 and (ii) our report dated February 21, 2025 relating to the financial statements of Lee Lee Oriental Supermart, Inc. as of and for the years ended December 31, 2023 and 2022 appearing in Amendment No. 1 to Current Report on Form 8-K of Maison Solutions Inc. filed with the Securities and Exchange Commission on February 21, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

April 11, 2025